UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

ExamWorks Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34930

Delaware	27-2909425
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3280 Peachtree Road, N.E.
Suite 2625
Atlanta, GA  30305
(Address of principal executive offices, including zip code)

(404) 952-2400
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2011, ExamWorks Group, Inc. (the “Company”) accepted the resignation of Joshua W. LeMaire, Vice President, Sales and Marketing of the Company.  Mr. LeMaire’s resignation as an executive officer of the Company and its subsidiaries was effective May 17, 2011, and his employment with the Company will terminate on July 1, 2011.

Under the terms of a Separation and Release Agreement between the Company and Mr. LeMaire dated May 19, 2011 (the “Separation Agreement”), the Company agreed to pay Mr. LeMaire a cash separation payment of $209,000 over a twelve (12) month period following the termination of his employment, and Mr. LeMaire agreed not to compete with the Company or solicit its clients, contractors or employees for a period of twenty-four (24) months following the termination of his employment.  The foregoing summary of the Separation Agreement is not intended to be complete and is qualified in its entirety by the terms and the conditions of the Separation Agreement filed as Exhibit 10.1 hereto, which is incorporated by reference herein.

Item 9.01.               Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
10.1	Separation and Release Agreement, dated May 19, 2011, by and between ExamWorks Group, Inc. and Joshua W. LeMaire

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ExamWorks Group, Inc.

Date: May 20, 2011	By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and Release Agreement, dated May 19, 2011, by and between ExamWorks Group, Inc. and Joshua W. LeMaire